UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
26533 Evergreen Road, Suite 500, Southfield, Michigan (Address of Principal Executive Offices)	48076 (Zip Code)
Registrant’s telephone number, including area code (248) 483-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Securities Holders

The Covisint Corporation (the “Company”) Annual Meeting of Shareholders was held on October 24, 2016 via the Internet.

The first matter voted upon at the meeting was the election of directors. Each of the nominees was elected to hold office for one year until the 2017 Annual Meeting of Shareholders or until their successors are elected and qualified. The results of the voting at the meeting are as follows:

Director Name	For	Withheld	Non-Votes
Bernard M. Goldsmith	22,454,922	3,996,771	7,458,945
William O. Grabe	22,086,193	4,365,500	7,458,945
Lawrence David Hansen	22,451,453	4,000,240	7,458,945
Samuel M. Inman, III	22,434,684	4,017,009	7,458,945
Andreas Mai	26,184,626	267,067	7,458,945
John F. Smith	26,184,311	267,382	7,458,945
Jonathan Yaron	26,184,464	267,229	7,458,945

The second matter voted upon was the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2017. Total votes for – 33,809,305, against – 54,404, abstain – 40,274, and broker non-votes – 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	October 26, 2016	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary